Exhibit 99.1

WORLDQUEST NETWORKS ANNOUNCES MERGER AGREEMENT
WITH NTERA HOLDINGS

Transaction will give WorldQuest access to a VoIP network capable of handling
4 billion minutes a month

DALLAS and MIAMI – March 17, 2004 – WorldQuest Networks, Inc., (Nasdaq: WQNI) today announced an agreement to merge with Ntera Holdings, Inc., a privately held, Miami-based provider of VoIP – or “voice over internet protocol” – and other services to the telecom industry.

The transaction, when consummated, will create a company with the quality, scale and technology needed to capitalize on the growing demand for consumer and carrier-grade VoIP solutions. The combined company expects to generate more than $150 million in diversified annual revenues, anchored by a wholesale business that is complemented by a higher-margin retail component.

“We are confident that Ntera’s unique technology gives WorldQuest a powerful competitive advantage as demand for VoIP is surging,” said B. Michael Adler, founder and newly re-elected Chief Executive Officer of WorldQuest. “Ntera is one of the nation’s largest VoIP networks, and has major Tier-One telecom carriers as customers, including Sprint, Qwest, Verizon, and Global Crossing.”

Ntera’s VoIP network currently interconnects 100 cities in the United States, 100 cities in Mexico, and 23 Canadian cities along with other major cities around the world through a 300,000-port TDM and 75,000-port VoIP switching platform that is controlled through proprietary soft-switch intelligence with current network capacity in excess of 4 billion minutes a month.

Mr. Adler added: “The efficiency, current size, existing traffic volume and the scalability of this network is unmatched in the industry. Combining our companies’ resources and proven executive leadership, we strongly believe we have found a formula that will yield a broader range of telecom solutions for all of our customers while adding value for our shareholders.”

Engin Yesil, CEO of Ntera Holdings, Inc., said: “For the last seven years, we have concentrated our efforts to develop proprietary VoIP telecom technologies and other telecom software that are crucial to the success of a telecom company in today’s world. This agreement combines our strengths with WorldQuest’s higher-margin retail business and strong financial position.”

Benefits of the WorldQuest-Ntera Holdings Merger

Targeted benefits of the proposed transaction include:

•	The creation of a publicly traded company with a revenue base expected to be more than $150 million a year, with a diversified revenue stream that includes a higher-margin retail business in addition to a wholesale business presently terminating 2.4 billion minutes a quarter.

•	Higher margins due to Ntera’s proprietary, low-cost telecom network.

•	The opportunity for WorldQuest and Ntera to realize cost-saving synergies through the consolidation of redundant operations and infrastructure.

•	The addition of an attractive technology platform that WorldQuest can leverage to roll out new products and services to fuel future growth.

•	Opportunity to significantly expand exposure of WorldQuest’s VISA® stored-value card to consumers through Ntera’s POS technology and distribution network of more than 5,000 retail outlets.

Terms of the Merger Agreement

Under the terms of the merger agreement, Ntera will be merged into WorldQuest, with WorldQuest as the surviving company. Stockholders of Ntera at the effective time of the merger will be entitled to receive 80 percent of the common stock of the combined company, with existing WorldQuest stockholders owning the remaining 20 percent.

The boards of directors of both WorldQuest and Ntera have unanimously approved the merger. The transaction is subject to various conditions to closing, including approval by the holders of at least a majority of WorldQuest’s outstanding common stock; approval of continued listing of the combined company’s common stock on the Nasdaq Stock Market; completion of audited financial statements for Ntera’s fiscal year ended December 31, 2003; receipt of a “bring-down” of the fairness opinion rendered to the board of directors of WorldQuest; WorldQuest’s approval of Ntera’s financial performance; and certain other conditions.

Mr. Adler, who beneficially owns approximately 42 percent of WorldQuest’s outstanding common stock, has entered into a voting agreement with Ntera wherein he has agreed to vote his shares in favor of the merger so long as the merger agreement has not been terminated. Ntera’s stockholders have approved the merger.

WorldQuest has also agreed to extend a bridge loan in the principal amount of $2 million to Ntera in connection with the merger agreement. If the merger agreement is terminated for any reason, the full amount of the loan will become due and payable within six months of such termination. Ntera and certain of its subsidiaries have granted WorldQuest a security interest in their assets to secure repayment of the loan. Ntera intends to use the proceeds of the loan for network expansion.

Management Transition

In connection with the transaction, WorldQuest plans to relocate its executives to Ntera’s headquarters in Miami, Florida. Due to this relocation, current WorldQuest CEO R. Stephen Polley has resigned his executive and board positions. Separately, board member Gary W. Fiedler recently resigned as a director of WorldQuest. The WorldQuest board authorized immediate changes to the company’s management team as follows:

•	B. Michael Adler, WorldQuest founder and the company’s chairman since 1996, has been re-elected Chief Executive Officer, and will continue as a director.

•	Robert A. Farmer, a member of WorldQuest’s board of directors since 2000, has become chairman of the board. Mr. Farmer will also replace Mr. Fiedler as chairman of WorldQuest’s Audit Committee.

“The company would like to thank Mr. Polley for his significant contributions and we wish him the best of success in his future endeavors,” said Mr. Adler.

Under the terms of the Merger Agreement, the board of directors of the combined company will consist of WorldQuest’s four current directors (or their successors) and three new directors to be named by Ntera. In addition, Mr. Yesil, the controlling stockholder of Ntera, will not exercise his voting rights with respect to the shares of the combined company that he will control post-merger (approximately 54 percent of the combined company’s outstanding shares) to alter the composition of the WorldQuest board of directors until the company’s 2005 annual stockholders meeting. Mr. Yesil will be named President of Business Development upon completion of the merger, but will not sit on the company’s board of directors. Mr. Victor E. Grijalva, WorldQuest’s Vice President and Chief Financial Officer, will continue in that capacity after completion of the merger.

About WorldQuest Networks

Based in Dallas, WorldQuest Networks is an international Internet telephony and financial services company. WorldQuest’s customers utilize the company’s network of Internet gateways and other traditional networks to place long-distance calls online at discounted rates, and to transfer money securely, conveniently and cost effectively to India, Sri Lanka, the Philippines and Russia. WorldQuest customers can also use the company’s proprietary VISA® stored value card to make purchases anywhere VISA® is accepted, withdraw money, check balances at ATMs worldwide, and to pay for merchandise at any location which is part of the PLUS®, PULSE® or STAR® networks. WorldQuest’s Web site is www.wqn.com.

About Ntera Holdings

Ntera Holdings and its subsidiaries are pioneers in providing innovative solutions to problems experienced by firms throughout the telecom industry. Ntera ensures that its customers can serve any end consumer, in any part of the world, with the most cost effective telecom solutions in the marketplace. Ntera delivers sophisticated consumer and carrier-grade telecom solutions through the following wholly owned subsidiaries:

•	Ntera, Inc. (www.ntera.net) owns a highly efficient VoIP network that delivers consistent toll-quality voice services over dedicated bandwidth.

•	(ISS) Intelligent Switching and Software, LLC (www.iss-llc.com) enables switchless carriers to access and manage ISS carrier-grade platforms and switches that roll converged telecom services into a myriad of usable prepaid and dial around products.

•	Numind, Inc. (www.numind.net) is a premier provider of telecom software services and products with a focus on switches, platforms and telecom billing systems.

Ntera’s Web site is www.ntera.net.

****

Statements in this press release concerning WorldQuest’s or Ntera’s future expectations, plans and prospects are “forward looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between WorldQuest and Ntera, including expected financial performance and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WorldQuest’s and Ntera’s management and are subject to significant risks and uncertainties. There can be no assurances that future events and results (including the merger itself and the annual revenue expectations of the combined company, all as described above) will be achieved, and actual results could differ materially from stated expectations, intentions, forecasts and estimates. Important factors that could cause actual results to differ materially from expectations, forecasts and estimates include risks associated with satisfaction of the various conditions to closing of the merger described above, risks that the businesses of the two companies will not be integrated successfully, risks that the cost savings any other synergies from the merger may not be fully realized or may take longer to realize than expected, risks associated with disruption in the operations of the two companies as their businesses are integrated, risks associated with the fact that revenue expectations may not be realized and other risk factors and uncertainties described in WorldQuest’s SEC filings. Such additional risk factors can be found in the 2003 Quarterly Reports on Form 10-QSB and the 2002 Annual Report on Form 10-KSB of WorldQuest filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

****

In connection with the proposed merger, it is expected that WorldQuest will file with the SEC and mail to its security holders a proxy statement containing information about the merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY BECAUSE THE PROXY STATEMENT AND OTHER MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES, THE MERGER, THE PERSONS SOLICITING PROXIES RELATING TO THE MERGER, THEIR INTERESTS IN THE MERGER AND RELATED MATTERS. When these and other documents are filed with the SEC, stockholders will be able to obtain a free copy of same, without charge, at the SEC’s Internet site:

(http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to WorldQuest Networks, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254, Attention: Victor Grijalva, or by fax, to (972) 980-4453. The directors and executive officers of WorldQuest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding WorldQuest’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission on March 10, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

For more information contact:
Victor E. Grijalva
WorldQuest Networks, Inc.
972.361.1983
investor@wqn.com